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                                                                     REINSURANCE
                                                                     AGREEMENT
--------------------------------------------------------------------------------















                                     Between

                     FIRST INVESTORS LIFE INSURANCE COMPANY

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY





















                                                          Inspected By _________

                                                          Date         _________

                                TABLE OF CONTENTS
                                                                      Page

Reinsurance Coverage                                                    1
Reinsurance Limits                                                      3
Placing Reinsurance in Effect                                           4
Computation of Reinsurance Premiums                                     6
Payment of Reinsurance Premiums                                         7
Settlement of Claims                                                    8
Experience Refunds                                                     10
Premium Tax Reimbursement                                              10
Policy Changes                                                         10
Reinstatements                                                         10
Expenses                                                               11
Reductions                                                             11
Inspection of Records                                                  12
Increase in Limit of Retention                                         12
Oversights                                                             14
Arbitration                                                            14
Choice of Law and Forum                                                16
Insolvency                                                             16
Parties to Agreement                                                   17
Execution and Duration of Agreement                                    17






Insurance Subject to Reinsurance under
  this Agreement                                       Appendix I
Retention Limits of the REINSURED                      Schedule A
Maximum Amounts which the REINSURED
    may cede Automatically                             Schedule B
Administrative Forms                                   Schedule C
Reinsurance Premium Rates                              Schedule D, Parts I & II

                    R E I N 5 U R A N C E   A G R E E M E N T

                                     Between

                     FIRST INVESTORS LIFE INSURANCE COMPANY
                                       of
                               New York, New York,

                 hereinafter referred to as the "REINSURED," and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       of
                              Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."







REINSURANCE COVERAGE
--------------------

      1. On the basis hereinafter stated, the REINSURED'S excess of individual ordinary life, waiver of premium disability, and accidental death insurance issued by the REINSURED on the policy forms listed in Appendix I shall be reinsured with the LINCOLN automatically, shall be submitted to the LINCOLN on a facultative basis, or shall be reinsured with the LINCOLN as continuations; a continuation is a new policy replacing a policy issued earlier by the REINSURED ("original policy") or a change in an existing policy issued or made either (a) in compliance with the terms of the original policy or (b) without the same new underwriting information the REINSURED would obtain in the absence of the original policy, without a suicide exclusion period or a contestable period as long as those contained in new issues by the REINSURED.

      2. Subject to the prior approval of the LINCOLN in the case of facultative reinsurance, the liability of the LINCOLN shall begin simultaneously with that of the REINSURED. In no event shall the reinsurance be in force and binding unless the insurance issued directly by the REINSURED is in force and unless the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the REINSURED was properly licensed.

      3. Life and Accidental Death reinsurance under this agreement shall be term insurance for the amount at risk on the portion of the original insurance which is reinsured with the LINCOLN. The amount of reinsurance shall be the death benefit provided by the portion of the original insurance which is reinsured with the LINCOLN. The amount at risk on such a policy shall be the death benefit of the policy less the cash value under the policy. This amount at risk shall be determined at the beginning of each policy year and shall be amended during that year only if there is a change in the amount of reinsurance on the life arising from a change in the specified amount under the policy reinsured hereunder. For the second and subsequent years, the REINSURED shall notify the LINCOLN of the amount at risk for that policy year at least fifteen days before the beginning of that policy year. The portion reinsured shall be the amount at risk on the policy less the REINSURED'S retention on the policy. The basis for determining the amount at risk may be changed for new reinsurance by agreement between the REINSURED and the LINCOLN.

      4. If the face amount of the policy changes, the amount reinsured hereunder shall continue to be determined as described in paragraph 3 of this article. If the face amount increases subject to the approval of the REIN-SURED, provisions of the "REINSURANCE LIMITS" article hereof shall apply to the increase in the amount reinsurance hereunder. If the face amount increases and such increase is not subject to the REINSURED'S approval, the LINCOLN shall accept automatically increases in the amount reinsured arising from such increases in the face amount.

      5. Reinsurance of disability insurance shall follow the original forms of the REINSURED.

      6. Life reinsurance in amounts less than the amount at risk upon $1,000 of insurance shall not be placed in effect under this agreement.

      7. If the REINSURED issues a policy as a continuation of a policy reinsured under this agreement, reinsurance of the continuation shall continue with the LINCOLN. Such reinsurance shall be in effect under the reinsurance agreement between the REINSURED and the LINCOLN which provides reinsurance of the policy form issued as a continuation if there is such an agreement in effect on the effective date of the continuation; otherwise, reinsurance shall be in effect under the terms of this agreement.

      8. The amount of reinsurance under this agreement shall be maintained in force without reduction so long as the amount of insurance carried by the REINSURED on the life remains in force without reduction, except as provided in the "PAYMENT OF REINSURANCE PREMIUMS" and "INCREASE IN LIMIT OF RETENTION" articles.

REINSURANCE LIMITS
------------------

      1. If the following conditions are met, reinsurance may be ceded automatically under this agreement in amounts not to exceed those specified in Schedule B.
           (a)  The REINSURED shall retain its limit of retention.

           (b) The sum of the amount of insurance already in force on that life in the REINSURED and the amount applied for from the REINSURED on the current application shall not exceed the sum of the appropriate automatic limit shown in Schedule B and the REINSURED'S maximum limit of retention for the mortality class, plan of insurance, and age at issue on the current application.

           (c) The sum of the amount of insurance already in force on the life and the amount applied for currently, in all companies, shall not exceed the following amounts.

                                 Life Insurance
                   Ages         Waiver of Premium        Accidental Death
                   0-20             $ 750,000                $150,000
                   21-65            2,000,000                 150,000
                   66-70              750,000                  None

           (d)  The  REINSURED  has  not  made   facultative   application   for
                reinsurance of the current application.

           (e) The policy was issued in accordance with the REINSURED'S normal individual ordinary life underwriting rules and practices.

           (f)  The policy is not a continuation.

      2. Applications which the REINSURED does not care to cede to the LINCOLN automatically or which may not be so ceded under the terms of this agreement and which do not arise from continuations shall be submitted for reinsurance on a facultative basis.

      3. The LINCOLN shall have no liability under facultative applications for reinsurance unless the REINSURED has accepted the LINCOLN'S offer to reinsure.

      4. Continuations shall be reinsured under this agreement only if the original policy was reinsured with the LINCOLN; the amount of reinsurance under this agreement shall not exceed the amount of the reinsurance of the original policy with the LINCOLN immediately prior to the conversion.

PLACING REINSURANCE IN EFFECT
-----------------------------

      1. When the REINSURED submits a risk to the LINCOLN for reinsurance upon a facultative basis, a facultative application for such reinsurance shall be made on a form in substantial accord with Schedule C. Copies of the original applications, all medical examinations, microscopical reports, inspection reports, and all other information which the REINSURED may have pertaining to the insurability of the risk shall accompany the application. Upon receipt of such application, the LINCOLN shall immediately examine the papers and shall notify the REINSURED of its underwriting action as soon as possible.

      2. To effect reinsurance, the REINSURED shall, within ten working days after the original policy has been reported delivered and paid for, mail to the LINCOLN a reinsurance cession in substantial accord with Schedule C. The LINCOLN shall send the REINSURED a record of reinsurance ceded in substantial accord with Schedule C. Upon request, the REINSURED shall furnish the LINCOLN with copies of any underwriting information in the REINSURED'S files.

      3. To effect Accidental Death reinsurance apart from life reinsurance, the REINSURED shall mail to the LINCOLN consecutively numbered cards in substantial accord with Schedule C. The REINSURED shall send the cards within ten working days after the original policy has been reported delivered and paid for.

      4. All offers of reinsurance made by the LINCOLN under this agreement shall, unless otherwise terminated by the LINCOLN, automatically terminate on the earlier of (a) the date the LINCOLN receives notice from the REINSURED of its withdrawal of its application and (b) the later of (i) the date 120 days after the date the offer was made by the LINCOLN and (ii) the date specified in the LINCOLN'S approval of a written request from the REINSURED to grant an extension of the offer.

COMPUTATION OF REINSURANCE PREMIUMS
-----------------------------------

      1. The premium to be paid to the LINCOLN for Life reinsurance shall be the sum of:

           (a) the appropriate premium rate from the schedule of premiums in Schedule D applied to the appropriate amount at risk reinsured; plus

           (b) any flat extra premium charged the insured on the face amount initially reinsured less total allowances in the amount of 75% of any first year permanent flat extra premium and 10% of any renewal flat extra premium.

      2. The portions of the reinsurance premiums described in the subparagraphs of the preceding paragraph shall hereinafter be referred to as the basic premium.

      3. The premium charged the REINSURED for increases in reinsurance hereunder described in paragraph 4 of the "REINSURANCE COVERAGE" article hereof shall be computed using the age and date of issue of the policy if the increase in face amount is not subject to approval of the REINSURED and using the age at and date of the increase if the increase in face amount is subject to the REINSURED'S approval.

      4. The premium to be paid the LINCOLN for reinsurance of Supplemental Benefits shall be as shown in Schedule D.

      5. For technical reasons relating to the uncertain status of deficiency reserve requirements by the various state insurance departments, the Life reinsurance rates cannot be guaranteed for more than one year. On all reinsurance ceded at these rates, however, the LINCOLN anticipates continuing to accept premiums on the basis of the rates shown in Schedule D.

PAYMENT OF REINSURANCE PREMIUMS
-------------------------------

      1. The LINCOLN shall send the REINSURED each month a statement in duplicate showing all outstanding first-year policies for which the LINCOLN'S records have been completed and a statement in duplicate showing all renewal reinsurance premiums on reinsurance policies having anniversaries in the preceding month.

      2. One copy of each statement received from the LINCOLN shall be returned to the LINCOLN not later than fifteen days after the statement was received with notice of any adjustments made necessary by changes in reinsurance during such month. The REINSURED shall remit with such statement the premiums due the LINCOLN as adjusted. Premiums for reinsurance hereunder are payable at the Home Office of the LINCOLN or any other location specified by the LINCOLN and shall be paid on an annual basis without regard to the manner of payment stipulated in the policy issued by the REINSURED.

      3. The payment of reinsurance premiums in accordance with the provisions of the preceding paragraph shall be a condition precedent to the liability of the LINCOLN under reinsurance covered by this agreement. In the event that reinsurance premiums are not paid as provided in the preceding paragraph, the LINCOLN shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the LINCOLN elects to exercise its right of termination, it shall give the REINSURED thirty days notice of its intention to terminate such reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during the thirty-day period, are not paid before the expiration of such period, the LINCOLN shall thereupon be relieved of future liability under all reinsurance for which premiums remain unpaid. Policies on which reinsurance premiums subsequently fall due will automatically terminate if reinsurance premiums are not paid when due as provided in paragraph 2 of this article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums in arrears; but, in the event of such reinstatement, the LINCOLN shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance. The LINCOLN'S right to terminate reinsurance as herein provided shall be without prejudice to its right to collect premiums for the period reinsurance was in force prior to the expiration of the thirty-day notice period.

SETTLEMENT OF CLAIMS
--------------------

      1. The REINSURED shall give the LINCOLN prompt notice of any claim submitted on a policy reinsured hereunder and prompt notice of the instigation of any legal proceedings in connection therewith. Copies of proofs or other documents bearing on such claim or proceeding shall be furnished to the LINCOLN when requested.

      2. The LINCOLN shall accept the good faith decision of the REINSURED in settling any claim or suit and shall pay, at its Home Office, its share of net reinsurance liability upon receiving proper evidence of the REINSURED'S having settled with the claimant. Payment of net reinsurance liability on account of death or dismemberment shall be made in one lump sum. In settlement of reinsurance liability for Waiver of Premium Disability benefits, the LINCOLN shall pay to the REINSURED its proportionate share of the gross premium waived.

      3. If the REINSURED should contest or compromise any claim or proceeding, and the amount of net liability thereby be reduced, the LINCOLN'S reinsurance liability shall be reduced in the proportion that the net liability of the

LINCOLN bore to the sum of the retained net liability of the REINSURED and the net liability of other reinsurers existing as of the occurrence of the claim.

      4. Any unusual expenses incurred by the REINSURED in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured hereunder shall be participated in by the LINCOLN in the same proportion as described in paragraph 3, above.

      5. In no event shall the following categories of expenses or liabilities be considered, for purposes of this agreement, as "unusual expenses" or items of "net reinsurance liability:"

           (a)  routine investigative or administrative expenses;

           (c) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the REINSURED admits are payable;

           (c) expenses, fees, settlements, or judgments arising out of or in connection with claims against the REINSURED for punitive or exemplary damages;

           (d) expenses, fees, settlements, or judgments arising out of or in connection with claims made against the REINSURED and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.

      6. For purposes of this agreement, penalties, attorney's fees, and interest imposed automatically by statute against the REINSURED and arising solely out of a judgment being rendered against the REINSURED in a suit for policy benefits reinsured hereunder shall be considered "unusual expenses."

      7. In the event that the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the net reinsurance liability of the LINCOLN shall increase or reduce in the proportion that the net reinsurance liability of the LINCOLN bore to the sum of the net retained liability of the REINSURED and the net liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex. Reinsurance policies in force with the LINCOLN shall be reformed on the basis of the adjusted amounts, using premiums and reserves applicable to the correct age and sex. Any adjustment in reinsurance premiums shall be made without interest.

      8. The LINCOLN shall refund to the REINSURED any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.

EXPERIENCE REFUNDS
------------------

      Reinsurance hereunder shall not be considered for experience refunds.

PREMIUM TAX REIMBURSEMENT
-------------------------

      The LINCOLN shall not reimburse the REINSURED for any taxes the latter may be required to pay on reinsurance hereunder.

POLICY CHANGES
--------------

If a change is made in the policy issued by the REINSURED to the insured which affects reinsurance hereunder, the REINSURED shall immediately notify the LINCOLN of such change.

REINSTATEMENTS
--------------

      If a policy reinsured hereunder lapses for nonpayment of premium and is reinstated in accordance with its terms and the rules of the REINSURED, the LINCOLN shall automatically reinstate its reinsurance under such policy. The

REINSURED shall pay the LINCOLN all reinsurance premiums in arrears in connection with the reinstatement with interest at the same rate and in the same manner as the REINSURED received under its policy.

EXPENSES
--------

The REINSURED shall bear the expense of all medical examinations, inspection fees, and other charges incurred in connection with the original policy.

REDUCTIONS
----------

      1. Except as otherwise provided in paragraph 3 of the "REINSURANCE COVERAGE" article hereof, if a portion of the insurance issued by the REINSURED on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced as hereinafter provided to restore, as far as possible, the retention level of the REINSURED on the risk, provided, however, that the REINSURED shall not assume on any policy being adjusted as provided in this article an amount of insurance in excess of the higher of, for the retention category of that policy, (a) its retention limit at the time of issue of that policy and (b) the retention limit of that policy as already adjusted by the provisions of the "INCREASE IN LIMIT OF RETENTION" article. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the LINCOLN shall be reduced by an amount which is the same proportion of the amount of reduction so applied as the reinsurance of the LINCOLN on the policy bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the LINCOLN again being determined on a proportional basis.

      2. The LINCOLN shall return to the REINSURED any basic life reinsurance premiums and any reinsurance premiums for Supplemental benefits, without interest thereon, paid to the LINCOLN for any period beyond the date of reduction of reinsurance hereunder.

INSPECTION OF RECORDS
---------------------

      The LINCOLN shall have the right at any reasonable time to inspect, at the office of the REINSURED, all books and documents relating to the reinsurance under this agreement.

INCREASE IN LIMIT OF RETENTION
------------------------------

      1. The REINSURED may increase its limit of retention and may elect, subject to the other provisions of this article, to: (a) continue unchanged reinsurance then in force under this agreement; (b) make reductions in both standard and substandard reinsurance then in force under this agreement; or (c) make reductions in standard reinsurance then in force under this agreement. The increased limit of retention shall be effective with respect to new reinsurance on the date specified by the REINSURED subsequent to written notice to the LINCOLN. Such written notice shall specify the new limit of retention, the effective date thereof, and the election permitted by the first sentence of this paragraph. If the REINSURED makes election (b) or (c), the amount of reinsurance shall be reduced, except as hereinafter provided, to the excess, if any, over the REINSURED'S new limit of retention.

      2. No reduction shall be made in the amount of any reinsurance policy unless the REINSURED retained its maximum limit of retention for the plan, age, and mortality classification at the time the policy was issued, nor shall reductions be made unless held by the REINSURED at its own risk without benefit of any proportional or nonproportional reinsurance other than catastrophe accident reinsurance. In the case of Life and Disability reinsurance, no reduction shall be made in any class of reinsurance fully reinsured; Accidental Death Benefits fully reinsured because the REINSURED retains Life insurance first and then Accidental Death Benefits may be reduced as herein provided, but other fully reinsured Accidental Death Benefits may not. No reduction shall be made in any Supplemental Benefits reinsured on a Life reinsurance cession unless the Life reinsurance is also being reduced as described hereunder. The plan, age, and mortality classification at issue shall be used to determine the REINSURED'S new retention on any life on which reinsurance policies are reduced in accordance with the provisions of this article.

      3. The reduction in each reinsurance policy shall be effective upon the reinsurance renewal date of that policy first following the effective date of the increased limit of retention or upon the tenth reinsurance renewal date of the reinsurance policy, if later. If there is reinsurance in other reinsurers on a life on whom a reinsurance policy will be reduced hereunder, the LINCOLN shall share in the reduction in the proportion that the amount of reinsurance of the LINCOLN on the life bore to the amount of reinsurance of other reinsurers on the life.

      4. In the event the REINSURED overlooks any reduction in the amount of a reinsurance policy which should have been made on account of an increase in the REINSURED'S limit of retention, the acceptance by the LINCOLN of reinsurance premiums under such circumstances and after the effective date of the reduction shall not constitute or determine a liability on the part of the LINCOLN for such reinsurance. The LINCOLN shall be liable only for a refund of premiums so received, without interest.

OVERSIGHTS
----------

      It is understood and agreed that, if failure to comply with any terms of this agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the REINSURED or the LINCOLN, both the REINSURED and the LINCOLN shall be restored to the positions they would have occupied had no such misunderstanding or oversight occurred.

ARBITRATION
-----------

      1. It is the intention of the REINSURED and the LINCOLN that the customs and practices of the life insurance and life reinsurance industry shall be given full effect in the operation and interpretation of this agreement. The parties agree to act in all things with the highest good faith. If the REINSURED or the LINCOLN cannot mutually resolve a dispute which arises out of or relates to this agreement, however, the dispute shall be decided through arbitration. The arbitrators shall base their decision on the terms and conditions of this agreement plus, as necessary, on the customs and practices of the life insurance and life reinsurance industry rather than solely on a strict interpretation of the applicable law.

      2. To initiate arbitration, either the REINSURED or the LINCOLN shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt. At that time, the party also shall assert any dispute it may have which arises out of or relates to this agreement.

      3. The arbitration hearing shall be before a panel of three arbitrators, each of whom must be present or former officers of life insurance or life reinsurance companies other than the REINSURED or the LINCOLN or either's affiliates. The REINSURED and the LINCOLN shall each appoint one arbitrator by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. These two arbitrators shall then select the third arbitrator within fourteen (14) additional days of the date of the mailing of the notification initiating the arbitration. Should either the REINSURED or the LINCOLN fail to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, such appointment shall be left to the president of the American Council of Life Insurance or of its successor organization. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

      4. The arbitration hearing shall be held on the date and in the location fixed by the arbitrators. In no event shall this date be later than six months after the appointment of the third arbitrator. The arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision, from which there shall be no appeal and which any court having jurisdiction of the subject matter and the parties may reduce to judgment. In their decision, the arbitrators shall apportion the costs of arbitration, which shall include but not be limited to their own fees and expenses, as they deem appropriate.

CHOICE OF LAW AND FORUM
-----------------------

Indiana law shall govern the terms and conditions of the agreement.

INSOLVENCY
----------

      1. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said REINSURED, without diminution because of the insolvency of the REINSUREE).

      2. In the event of insolvency of the REINSURED, the liquidator, receiver, or statutory successor shall give the LINCOLN written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the LINCOLN may investigate such claim and interpose, in the name of the REINSURED (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the LINCOLN may deem available to the REINSURED or its liquidator, receiver, or statutory successor.

      3. The expense thus incurred by the LINCOLN shall be chargeable, subject to court approval, against the REINSURED as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the REINSURED solely as a result of the defense undertaken by the LINCOLN. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance k., with the terms of the reinsurance agreement as though such expense had been incurred by the REINSURED.

PARTIES TO AGREEMENT
--------------------

      This is an agreement for indemnity reinsurance solely between the REINSURED and the LINCOLN. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the LINCOLN and the insured or the beneficiary under any policy reinsured hereunder.

EXECUTION AND DURATION OF AGREEMENT
-----------------------------------

      The provisions of this reinsurance agreement shall be effective with respect to policies for which the date on which application was first made to the REINSURED is on or after the first day of May, 1985, but in no event shall this agreement become effective unless and until it has been duly executed by two officers of the LINCOLN at its Home Office in Fort Wayne, Indiana. This agreement shall be unlimited as to its duration but may be terminated at any time, insofar as it pertains to the handling of new reinsurance thereafter, by either party giving three months' notice of termination in writing. The LINCOLN shall continue to accept reinsurance during the three months aforesaid and shall remain liable on all reinsurance granted under this agreement until the termination or expiry of the insurance reinsured.

                           IN WITNESS WHEREOF the said

                     FIRST INVESTORS LIFE INSURANCE COMPANY
                                       Of
                               New York, New York,

                                  and the said

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       Of
                              Fort Wayne, Indiana,

have by their respective officers executed and delivered these presents in duplicate on the dates shown below.

FIRST, INVESTORS LIFE INSURANCE COMPANY

By ______________________________           By _____________________________

Date _____________________________          Date _____________________________

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By ______________________________           By _____________________________

Date _____________________________          Date _____________________________

                                   APPENDIX I


          Insurance Forms Subject to Reinsurance under this Agreement

      A. One hundred percent of the REINSURED'S entire excess of its issues of the following plans bearing register dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

                                               Dates            Letters
                    Plan                  From    Through    From   Through
                    ----                  ----    -------    ----   -------

               Universal Life            5-1-85     --         A       Z

      B. Continuations of the REINSURED'S issues to any of the plans listed above, provided the original policy was reinsured with the LINCOLN under this or another reinsurance agreement.

                                   SCHEDULE A


                        Retention Limits of the REINSURED


                                      Life*
                                      -----


               Ages             Standard-Table D               Over Table D
               ----             ----------------               ------------
               0-50             $100,000                       $50,000
               Over 50            70,000                        35,000

*At ages 50 through 55 the retention on 10-year non-renewable, nonconvertible term shall b $5,000.



                          Waiver of Premium Disability
                          ----------------------------


                                  Same as Life



                                Accidental Death
                                ----------------


                                     $50,000

                                   SCHEDULE B


           Maximum Amounts which the REINSURED may cede Automatically


                                      Life
                                      ----


               Ages      Standard-Table D        Tables E-P      Over Table P
               ----      ----------------        ----------      -------------
               0-50          $400,000             $200,000           None
               51-70          280,000              140,000           None
               Over 70           None               None             None


                          Waiver of Premium Disability
                          ----------------------------

The REINSURED may cede automatically Waiver of Premium Disability reinsurance in amount applicable to the amount of Life reinsurance ceded automatically not to exceed the following:


               Ages             Standard-Table F            Over Table F
               ----             ----------------            ------------
               0-44               $2,000,000                    None
               45-65               1,000,000                    None
               Over 65                  None                    None


                            Accidental Death Benefits
                            -------------------------


               Ages       Standard-Table F        Over Table F
               ----       ----------------        -------------
               0-65            $190,000               None
               Over 65             None               None

                                  INSTRUCTIONS
                                  ------------

                1.   Submit Part I when making Facultative Application.
                2. Submit Part 2 when making Formal Cession of Reinsurance to Lincoln National (new business or amended cession) or withdrawing Facultative Application.
                3.   Retain Part 3 for your records.
                3. On RPR cases, please furnish the Disability Premium per unit on Parts 2 & 3 in the remarks area.

                     TRANSACTION TYPE CODES AND DEFINITIONS
NEW COVERAGE
CODE LITERAL                                    DEFINITION
  N B - New Business          New issues,  on which the  underwriting  is within
                              the ceding company's requirements as per published guidelines.

  SU - New Business with      New  Issues  for which the  ceding  company  has a
  Special Underwriting        program to use modified underwriting requirements.
                              (e.g., a Special Replacement Program).

CONTINUATION OF COVERAGE - A "continuation" of a policy is a new policy replacing a policy issued earlier by the client ("original policy") or a change in an existing policy issued or made either:

      (a) in compliance with the terms of the original policy (such as a conversion of a term policy or the use of first-year rates for a re-entry term product)
                                       0R
      (b) without the same new underwriting information the client would obtain in the absence of the original policy, without a suicide exclusion or contestable period as long as those contained in new issues by the client, or without the payment of the same first-year commissions payable in the absence of the original policy.

CODE LITERAL                           DEFINITION

EX - Exchange                 A policy  which is  replacing a policy  previously
                              issued  by the  ceding  company  and for which the
                              company   does  not  obtain   Full   Evidence   of
                              Insurability   requirements   as   per   published
                              underwriting  guidelines  it would  obtain  in the
                              absence   of  the   replaced   policy.   (Indicate
                              effective date in remarks area).

CN - Conversion               A  newly  issued  policy  based  on a  contractual
                              provision contained in the previous policy with limited or no evidence of insurability. (indicate effective date and other pertinent data in the remarks area).

RT - FIE-Entry Term           A contractual  privilege  which allows the insured
                              to present  evidence of  insurability  to obtain a
                              new first year  premium at his then  attained  age
                              (based  on  same  plan  of  insurance   originally
                              issued).

C) R - Other Reissues         All other reissues not considered to be exchanges,
                              conversions, or re-entries (e.g., reduction in amount, rating reduction, return to first-year premium, adding or terminating benefits, etc.).
                              (indicate effective date and other pertinent data in the remarks areas).

OT - Other                    MUST explain in remarks area.

                                   SCHEDULE C

                              FORMAL CESSION FORMS

                               SCHEDULE D, PART I

                            Reinsurance Premium Rates

            Issues on an Automatic and Non-Shopped Facultative* Basis

                            Fully Underwritten Issues
                            -------------------------

                         Standard and Substandard Risks

The annual reinsurance premium rates for reinsurance submitted to the LINCOLN on an automatic or a non-shopped facultative basis for amounts of reinsurance not in excess of $5,000,000 on any one life shall be the attached rates labeled lIU3M3, NONSMOKER," "17M3, SMOKER," "Q3M3, AGGREGATE," and "ZAM4, SUBSTANDARD-EXTRA," nonrefunding and age last birthday of the net amount at risk per thousand.

                   Continuations to Issues Reinsured Hereunder
                   -------------------------------------------

The premium rates for newly-issued policies reinsured under this agreement issued as continuations and in compliance with the terms of the original policy shall be determined as though the continuation was issued on the same date and at the same issue age as the original policy.

                  Continuations from Issues Reinsured Hereunder
                  ---------------------------------------------

The reinsurance premium shall be as described in the agreement to which covers the new policy. For purposes of calculating premiums for continua- tions, the continuation shall be determined as though it was issued on the same date and at the same issue age as the original policy. If no such agreement is in effect between the LINCOLN and the REINSURED, reinsurance shall continue hereunder.

*Non-shopped facultative cessions shall be defined as policies submitted to the LINCOLN on a facultative basis and not submitted to any other reinsurer and the REINSURED retains its maximum limit of retention for the plan, age, and mortality classification at the time of issue.

                            Continuation Policy Fees
                            ------------------------

Notwithstanding the method used to calculate the reinsurance premium rate described herein; for purposes of determining the appropriate policy fee only, a continuation shall be considered a renewal issue if the REINSURED has paid the LINCOLN a first-year policy fee on reinsurance of the original policy and as a new issue if the REINSURED has not paid the LINCOLN a first-year policy fee on reinsurance of the original policy.


                 Waiver of Premium Disability and Payor Benefits
                 -----------------------------------------------

The premium which the REINSURED charges the insured on the amount reinsured less total allowances of 75% first year and 10% in renewal years.




                            Accidental Death Benefits
                            -------------------------

Based on the classification of the occupational manual of the REINSURED:

                                      Rates Per Thousand
                      Classification       First Year       Renewal
                      --------------       ----------       -------
                      Standard                $ .25          $ .90
                      I'-L, x Standard          .40           1.25
                      2 x Standard              .50           1.60
                      3 x Standard              .75           2.35
                      5 x Standard              1.25          3.80

                                    AMENDMENT

     to the Risk Premium Reinsurance Agreement (the "Agreement") between the FIRST INVESTORS LIFE INSURANCE COMPANY of New York, New York, hereinafter referred to as the "REINSURED,"
                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,
                    hereinafter referred to as the "LINCOLN"

effective December 1, 1984.

           1. It is hereby agreed that Revision No. 6,, effective November 1, 1987, to the Agreement shall be rescinded.

           2. The REINSURED'S plans to be reinsured under the Agreement on and after the first day of November, 1987, shall be those specified in the Appendix 1, attached hereto.

           3. For Variable Life Insurance policies ceded under the Agreement, the term "Reinsurance Amount" shall be defined as the face amount at issue less the REINSURED'S retention at issue. The term "Processing Date" shall be defined as the policy anniversary. The term "Policy Net Amount at Risk" shall be defined as the policy death benefit less the cash value at the Processing Date. The term "Reinsurance Percentage" shall be defined as the Reinsurance Amount divided by the face amount. The term "Reinsured Net Amount at Risk" shall be defined as the Reinsurance Percentage multiplied by the Policy Net Amount at Risk as of the Processing Date. If the REINSURED'S approval is needed for or results in any change in the death benefit or the Policy Net Amount at Risk, the Reinsurance Amount and Reinsurance Percentage shall be recalculated as of the effective date of any such approved change, subject to the provisions of the "REINSURANCE LIMITS" article of the Agreement. If either the death benefit or the Policy Net

Revision No. 7

Amount at Risk increases without being subject to the REINSURED'S approval, the LINCOLN shall accept automatically the Reinsurance Percentage of such increase, but at no time shall the Reinsured Net Amount at Risk exceed 150% of the Reinsurance Amount, as defined above. Any policy Net Amount at Risk in excess of 150% of the Reinsurance Amount shall be retained entirely by the REINSURED. Any subsequent decreases of the increased Policy Net Amount at Risk shall first be applied to decrease the REINSURED'S retention to 150% of its, initial retention and any further decreases shall reduce the REINSURED'S retention and the Reinsured Net Amount at Risk proportionately.

           4. On and after the first day of November, 1987, the retention limit of the REINSURED shall be that shown in the revised Schedule A, Parts A and B attached hereto. This retention shall apply to reinsurance ceded after the effective date hereof.

           5. The REINSURED may cede and the LINCOLN shall accept automatically amounts of reinsurance not to exceed those described in the attached Schedule B, Parts A and B.

           6. For Variable Life Insurance policies ceded automatically under the Agreement on and after the first day of November, 1987, the sum of the amount of insurance already in force on the life and the amount applied for currently in all companies, shall not exceed the following amounts.

                     Ages             Life Insurance
                     ----             --------------
                     0-20               $ 616,667
                     21-65              1,866,667
                     66-70                656,667

      It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the Agreement of which this amendment is a part which do not conflict with the terms hereof.

Revision No. 7

      IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FIRST INVESTORS LIFE INSURANCE COMPANY


Signed at ______________________




By ______________________________           By _____________________________

Title: __________________________           Title: __________________________

Date _____________________________          Date _____________________________

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana


By ______________________________           By _____________________________

Date _____________________________          Date _____________________________


Revision No. 7

                                   APPENDIX I

              Insurance Subject to Reinsurance under this Agreement

      A. One hundred percent of the REINSURED'S entire excess of its issues of the following plans bearing register dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

                                              Dates              Letters
           Plan                          from     through     from    through
           ----                          ----     -------     ----    -------

           Universal Life               12-1-84     --          A        Z
           Variable Life Insurance
           Policy                       11-1-87     --          A        Z

      B. Continuations of the REINSURED'S issues to any of the plans listed above, provided the original policy was reinsured with the LINCOLN under this or another reinsurance agreement.

Revision No. 7

                               SCHEDULE. A, PART A
                          (Effective November 1, 1987)


                        Retention Limits of the REINSURED


                                 UNIVERSAL LIFE

                                      Life*
                                      -----


               Ages       Standard-Table D          Over Table D
               ----       ----------------          ------------
               0-50          $100,000                  $50,000
               Over 50         70,000                   35,000

*At ages 50 through 55 the retention on 10-year non-renewable, non- convertible term shall be $5,000.



                          Waiver of Premium Disability
                          ----------------------------


                                  Same as Life


                                Accidental Death
                                ----------------

                                     $50,000

Revision No. 7

                               SCHEDULE A, PART B
                          (Effective November 1, 1987)


                       Retention Limits of the REINSURED*


                                  VARIABLE LIFE


                                      Life
                                      ----

INITIAL RETENTION:


               Ages       Standard-Table D          Over Table D
               -----      ----------------          -------------
               0-50            $66,700                 $33,350
               Over 50          46,700                  23,350

*In addition, the REINSURED shall retain its proportionate share of all increases in Policy Net Amount at Risk up to 150% of its share of the Policy Net Amount at Risk at Issue, plus all increases in excess of 150% of the Policy Net Amount at Risk at Issue.

Revision No. 7

                               SCHEDULE B, PART A
                          (Effective November 1, 1987)


           Maximum Amounts which the REINSURED may cede Automatically


                                 UNIVERSAL LIFE


                                      Life
                                      ----

               Ages     Standard-Table D     Tables E-P      Over Table P
               ----     ----------------     ----------      -------------
               0-50        $400,000          $200,000            None
               51-70        280,000           140,000            None
               Over 70       None              None              None

                          Waiver of Premium Disability
                          ----------------------------

The REINSURED may cede automatically Waiver of Premium Disability reinsurance in amount applicable to the amount of Life reinsurance ceded automatically not to exceed the following:

               Ages          Standard-Table F           Over Table F
               ----          ----------------           ------------
               0-44            $2,000,000                  None
               45-65            1,000,000                  None
               Over 65             None                    None

                            Accidental Death Benefits
                            -------------------------

               Ages          Standard-Table F           Over Table F
               ----          ----------------           ------------
               0-65              $190,000                   None
               Over 65             None                     None

Revision No. 7

                               SCHEDULE S, PART B
                          (Effective November 1, 1987)


           Maximum Amounts which the REINSURED may cede Automatically

                                  VARIABLE LIFE

                                      Life
                                      ----

               Ages     Standard-Table D     Tables E-P     Over Table P
               ----     ----------------     ----------     ------------
               0-50        $266,667          $133,333           None
               51-70        186,667            93,333           None
               Over 70       None               None            None

Revision No. 7

                                    AMENDMENT
     to the Risk Premium Reinsurance Agreement (the "Agreement") between the
         FIRST INVESTORS LIFE I.NSURANCE COMPANY of New York, New York, hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,
                    hereinafter referred to as the "LINCOLN," effective December 1, 1984.

      On and after the first day of November, 1988, Life reinsurance of the REINSURED'S Variable Life Insurance Policy in amounts less than the amount at risk upon $15,000 of insurance shall not be placed in effect under the Agreement.

      It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the Agreement of which this amendment is a part which do not conflict with the terms hereof. IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below. FIRST INVESTORS LIFE INSURANCE COMPANY

Signed at _________________________________

By ______________________________           By _______________________________

Title: __________________________           Title: ___________________________

Date ____________________________           Date _____________________________

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Signed at Fort Wayne, Indiana

By ______________________________           By ______________________________

Date ____________________________           Date _____________________________


Revision No. 8